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                                                                   Exhibit 10.32

                             AGREEMENT OF SUBLEASE


     SUBLEASE AGREEMENT (this "Sublease") made as of the ____ day of December, 1999 between LCO Properties, Inc., a Delaware corporation, having an office at 16-18 West 57/th/ Street, New York, New York ("Lessor"), and BriteSmile Inc., a Utah corporation having its principal offices at 101 Ygnacio Valley Road, Walnut Creek, California 94596 ("Lessee").

                              W I T N E S S E T H
                              - - - - - - - - - -

     WHEREAS, Lessee desires to sublease from Lessor approximately 4,821 feet, or such square footage as to be agreed upon by the parties, on the second floor and portion of the ground floor, as outlined on the attached floor plan (Exhibit
A) (the "Demised Premises"), of the building known as 16-18 West 57/th/ Street (the "Building") in the Borough of Manhattan, City and State of New York; and

     WHEREAS, Lessor is willing to lease the Demised Premises to Lessee, at the rentals and upon and subject to the covenants, conditions and agreements hereinafter set forth;

     NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements hereinafter contained, the parties hereto for themselves, their successors and assigns mutually covenant and agree as follows:

     1. Lessor hereby leases to Lessee and Lessee hereby hires from Lessor the Demised Premises, at the rentals and upon and subject to the covenants, conditions and agreements hereinafter set forth.

     2. The term of the Sublease shall commence December 1, 1999 (the "Commencement Date"), and shall be for a term of ten years from the Commencement Date, subject to the other terms and provisions hereof. The term of the Sublease shall automatically terminate upon the expiration of the term of the Overlease (as defined herein).

     3. Commencing on December 1, 1999, and on or prior to the first day of every calendar month thereafter for the term of this Lease, Lessee shall pay to Lessor, without notice or demand, in lawful money of the United States of America, at Lessor's aforesaid office, or at such other place as Lessor may designate, the following rental:

          (A) Upon the commencement of this Sublease the rental shall be of $33,458.33 (per month), $401,500 (per annum). Prior to November 1, 2000 and each year thereafter, a new rent shall be established at the prior year's rent plus a percentage of
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any increases in minimum or additional rent payable under the Overlease. For such purposes the parties agree that said percentage shall be 37%.

     4.   A.   Lessee shall, at its sole cost and expense, cause to be provided and performed all materials, labor and services required to segregate and separately measure the water and sewerage service and plumbing system serving the Demised Premises and all of Lessee's requirements in or for the Demised Premises from the Building service and plumbing system, and shall cause the installation of a direct meter promptly after possession of the Demised Premises is delivered to Lessee, completing such installation by the earlier of either the (i) expiration of sixty (60) days following the Commencement Date, or (ii) the date upon which Lessee shall first open for business in the Demised Premises. Lessee shall make its own arrangements with and shall pay all consumption, reading and any other charges, rents, levy, tax or expense of every nature whatsoever will may be assessed or imposed, whether or not the same may become a lien, in connection with the use, consumption, maintenance or supply of water, water system or sewerage or sewerage connection or system, as may be required to establish and maintain such direct account in good standing and without delinquency, and shall at all time and at its sole cost and expense, maintain, repair or replace the meter and such systems as necessary, so as to be accurate, and keep the plumbing system serving the Demised Premises in good order and repair.

          B. In addition to the fixed rent herein reserved, Lessee agrees to pay for all costs, charges and expenses relating, directly or indirectly, to electricity consumed by Lessee in the Demised Premises. Lessee shall, at its sole cost and expense, cause to be provided and performed all materials, labor and services required to segregate the electrical service and system serving the Demised Premises and all of Lessee's electrical requirements from the Building service and electrical system, and Lessee shall cause the installation of a direct electrical meter promptly after possession of the Demised Premises is delivered to Lessee, completing such installation by no later than thirty (30) calendar days following the Commencement Date. Lessee shall make its own arrangements with and shall pay all consumption, reading and any other charges or expense whatsoever required to establish and maintain such direct account in good standing and without delinquency, and shall at all times and at its sole cost and expense, maintain, repair or replace the meter as necessary, so as to be accurate, and keep the electrical system serving the Demised Premises in good order and repair.

          C. If Lessee requests any additional utilities or services with respect to the Demised Premises, Lessee shall pay all building and standard charges for such services.

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     5.   A.   Lessee represents that it has inspected the Demised Premises and agrees to take the same as is in the condition and state in which they are on the date hereof.

          B. Lessee shall make no alterations, installations, additions or improvements in or to the Demised Premises of any nature, without the prior written consent of the Lessor. Lessee shall be responsible for retaining all architectural, engineering and other technical consultants and services as may be required for developing and completing plans and specifications for such work at Lessee's expense, provided that Lessor has the same right to reasonably consent to contractors afforded by the Overlease, as hereinafter defined.

          C. Lessee shall at Lessee's expense obtain all permits, authorizations and certifications which may be required in connection with such work prior to the date on which Lessee's contractor, subcontractors or other persons rendering services or supplying materials in connection with the work shall enter the Demised Premises for the purposes of doing such work.

          D. Lessor agrees to complete, at Lessor's expense, certain improvements to the Demised Premises, substantially as set forth in Exhibit A hereto. Lessor and Lessee shall cooperate in the scheduling and construction of said improvements in order to complete them as soon as possible and to expedite both the commencement and the completion of Lessee's tenant improvements.

     6. Lessee agrees not to assign, mortgage or encumber this Sublease, or further sublet the Demised Premises or any part thereof, or permit anyone other than Lessee to occupy any part of the Demised Premises without in each instance obtaining the prior written consent of Lessor. The provisions of Section 45.1 of the Overlease shall apply to any proposed assignment or sublet of the Demised Premises.

     7. Lessee and Lessor represent to each other that in the negotiation of this Sublease they have dealt with no brokers. Each party hereby agrees to indemnify and hold harmless the other from and against any liability arising out of any inaccuracy of the foregoing representation made by it.

     8.   A.   This Sublease, together with the Overlease, contains all of the covenants, agreements, terms, provisions, conditions and understandings relating to the leasing of the Demised Premises and Lessor's obligations in connection therewith and neither Lessor nor any agent or representative of Lessor has made or is making, and Lessee, in executing and delivering this Lease is not relying upon, any warranties, representations, promises or statements whatsoever, except to the extent expressly set

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forth in this Lease. All understanding and agreements, if any, heretofore and between the parties are merged in this Sublease (together with the applicable provisions of the Overlease), which alone fully and completely expresses the agreement of the parties.

          B. The failure of Lessor or Lessee to insist on any instance upon the strict keeping, observance or performance or any covenant, agreement, term, provision or condition of this Sublease shall not be construed as a waiver or relinquishment by such party for the future enforcement of such covenant, agreement, term, provision or condition, but the same shall continue and remain in full force and effect. No waiver or modification of any covenant, agreement, term, provision or condition of this Sublease shall be deemed to have been made unless expressed in writing and signed by Lessor. NO surrender or possession of the Demised Premises or of any part thereof or of any remainder of the term of this Sublease shall release Lessee from any of the obligations hereunder unless accepted by Lessor in writing. Neither the payment by Lessee of fixed rent or additional rent by anyone other than the Lessee shall be deemed a waiver of the breach of such party of any covenant, agreement, term, provision or condition herein contained, or the acceptance by the Lessor or such person as Lessee, or a release of Lessee nor the receipt and retention by Lessor of fixed rent or additional rent with knowledge of the breach of any covenant, agreement, term, provision or condition herein contained shall be deemed a wavier of such breach by such party.

     9. Lessee, shall, at Lessee's sole cost and expense, maintain insurance in standard form in favor of Lessor and Overlandlord (as hereinafter defined) against claims for bodily injuries or death or property damage occurring in or upon the Demised Premises effective from the date Lessee enters into possession or the date of the Sublease and any renewals thereon. The amount of said general liability insurance shall be a minimum of $1,000,000 (all risk) and $4,000,000 excess liability coverage and said policy may be in blanket form with a certificate reasonably acceptable to Lessor. The policy shall name both Lessor and Overlandlord as additionally insured and shall contain a clause that the insurer will not cancel or change the terms and conditions of the policy without first giving Lessee thirty (30) days prior written notice. A copy of the policy or the Certificate of Insurance shall be delivered to Lessor within twenty (20) days of the date of the execution of this Lease.

     10. This Sublease shall bind and benefit the successors and permitted assigns of the parties with the same effect as if mentioned in each instance where a party hereto is named or referred to.

     11. Any notice, request, demand, consent or other communication to be given by the terms and provisions of this Sublease (a Notice) shall be in writing and shall be made by mailing the same by registered or certified mail, return receipt requested, or by

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sending the same by nationwide overnight commercial courier, addressed to the parties at the addresses hereinabove set forth. Notice to such party shall thereafter be given. Every Notice hereunder shall be deemed to have been given upon receipt thereof.

     12. Lessor covenants and agrees that upon Lessee paying the rent and additional rent and performing and observing the covenants and provisions of this Lease on its part to be performed and observed, Lessee shall peaceably and quietly enjoy the Demised Premises without hindrance or molestation by Lessor, subject nevertheless, to the terms and conditions of this Sublease.

     13. Prior to the installation of any sign Lessee shall obtain the written consent of Lessor approving the style, size, content and placement of such sign.

     14. Lessee shall be liable for damage to personal property by Lessee, its employees, agents, licensees, customers, invitees and quests which occurs on the Demised Premises or within the Building which the Demised Premises is a part and results from Lessee's act, omission or conduct.

     15. Lessee shall, at Lessee's own expense, take good care of the non-structural elements of the premises and the fixtures, equipment and appurtenances therein and will suffer no active or permissive waste or injury thereof. Lessee agrees, at Lessee's expense, to promptly repair any injury or damage to the Demised Premises. All such repairs shall be of a quality equal to original installation. If Lessee fails to make such repairs promptly, Lessor may, at Lessee's sole cost and expense make such repairs as it deems necessary and Lessee shall reimburse Lessor for such expense on demand and failure to repay the cost shall constitute a default under this Lease.

     16. No later than the expiration date, Lessee will remove all Lessee's personal property and Lessee shall repair all injury done by or in connection with the installation or removal of said property and surrender the premises in as good as condition as it was at the beginning of the term, reasonable wear excepted. All property of Lessee remaining on the premises after the expiration date shall be deemed conclusively abandoned and may, at the election of the Lessor, either be retained as Lessor's property or be removed by Lessor, and Lessee shall reimburse Lessor for the cost of removing same.

     17. Notwithstanding anything contained herein to the contrary Lessor shall have the absolute right to cancel this lease during the initial term or any renewal term hereof. Said cancellation shall be effective upon giving the Lessee at least nine (9) months prior written notice. Upon the expiration of said nine (9) months, this lease and the term hereof shall expire and Lessee shall quit and surrender the Demised Premises to the Lessor.

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     18.  LESSOR AND LESSEE WAIVE THE RIGHT TO A TRIAL BY JURY IN ANY ACTION,
COUNTERCLAIM, PROCEEDING OR LITIGATION ARISING OUT OF, UNDER OR IN CONNECTION WITH, OR RELATED TO, THE SUBJECT MATTER OF THIS SUBLEASE. THIS WAIVER IS KNOWINGLY, INTENTIONALLY, AND VOLUNTARILY MADE BY LESSEE AND LESSEE ACKNOWLEDGES THAT NEITHER LESSOR NOR ANY PERSON ACTING ON BEHALF OF LESSOR HAS MADE ANY REPRESENTATIONS OF FACT TO INDUCE THIS WAIVER OF TRIAL BY JURY OR IN ANY WAY TO MODIFY OR NULLIFY ITS EFFECT. LESSEE FURTHER ACKNOWLEDGES THAT IT HAS BEEN REPRESENTED (OR HAS HAD TE OPPORTUNITY TO BE REPRESENTED) IN THE SIGNING OF THIS LEASE AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL. LESSEE FURTHER ACKNOWLEDGES THAT IT HAS READ AND UNDERSTANDS THE MEANING AND RAMIFICATIONS OF THIS WAIVER PROVISION.

     19. The Lessee acknowledges that the terms of this Sublease are subject in all respects to the terms of that certain Agreement of Lease dated as of July __, 1999 (the "Overlease"), between 16 West 57/th/ Street Co. (the "Overlandlord") and Lessor, a copy of which is attached hereto as Exhibit B and incorporated herein by reference. Without limiting the generality of the foregoing, Lessee acknowledges and agrees that this Sublease is subject and subordinate to the Overlease and to the matters to which the Overlease is or shall be subordinate, and that, in the event of termination, re-entry, or dispossess by Overlandlord under the Overlease, Overlandlord may, at its option, take over all of the right, title and interest of Lessor as sublandlord under this Sublease, and Lessee shall, at Overlandlord's option, attorn to Overlandlord pursuant to the then executory provisions of this Sublease, except that Overlandlord shall not: (i) be liable for any previous act or omission of Lessor under this Sublease; (ii) be subject to any offset, not expressly provided in this Sublease, that theretofore accrued to Lessee against Lessor; or
(iii) be bound by any previous modification of this Sublease or by any previous prepayment of more than one month's fixed or any additional rent then due. In the event of any default under the Overlease beyond applicable notice and cure periods, Lessee, at the request of Overlandlord, shall be deemed to have attorned to Overlandlord upon all of the terms of the Overlease.

     20. Lessor shall deliver to Lessee a copy of any notice received from Overlandlord with regard to the Overlease and/or the Premises as promptly as practical after receipt.

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     IN WITNESS WHEREOF, Lessor and Lessee have duly executed this Sublease as of the day and year first above written.

                                        "LESSOR"

                                        LCO Properties, Inc.


                                        By: ___________________________
                                            Name:
                                            Title:


                                        "LESSEE"

                                        BriteSmile Inc.


                                        By: ___________________________
                                            Name:
                                            Title: